UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2022

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, The Kraft Heinz Company (the “Company”) announced that Paulo Basilio, Executive Vice President and Global Chief Financial Officer, will be stepping down from his role effective March 1, 2022. Mr. Basilio will remain with the Company as a Special Advisor through August 31, 2022. Andre Maciel, age 47, the Company’s Senior Vice President, U.S. Chief Financial Officer, and Head of Digital Transformation, will succeed Mr. Basilio as the Company’s Executive Vice President and Global Chief Financial Officer effective March 2, 2022.

Mr. Maciel has been the Company’s Senior Vice President, U.S. Chief Financial Officer, and Head of Digital Transformation since September 2019. Prior to that role, Mr. Maciel served as Managing Director of Continental Europe from September 2018 to September 2019 and Senior Vice President and U.S. Chief Financial Officer from July 2015 to September 2018.

The Compensation Committee of the Board of Directors approved the terms of Mr. Maciel’s new compensation as follows: annual base salary of $650,000 and annual cash-based Performance Bonus Plan target opportunity of 175% of base salary. In March 2022, as part of the Company’s annual awards, Mr. Maciel will receive an initial merit equity award having a value of $2 million, consisting of 60% performance share units (“PSUs”) and 40% restricted stock units (“RSUs”), which will vest 75% on the third anniversary and 25% on the fourth anniversary. Beginning in 2023, Mr. Maciel will be eligible to receive an annual equity award having a value equal to 125% of his base salary, consisting of 40% PSUs, 40% RSUs, and 20% stock options, which will vest 100% on the third anniversary. The performance metrics for the PSUs will be determined based on a 3-year relative TSR metric. Future merit equity awards will be based on his performance as determined by the Compensation Committee.

Mr. Maciel has no familial relationships nor related person transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment described above.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K..

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	The Kraft Heinz Company Press Release, dated January 21, 2022.
104	The cover page of The Kraft Heinz Company's Current Report on Form 8-K dated January 19, 2022, formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: January 21, 2022	By:	/s/ Rashida La Lande
Rashida La Lande
Executive Vice President, Global General Counsel, and Chief Sustainability and Corporate Affairs Officer; Corporate Secretary

2